Exhibit 4.0

COMMON STOCK	COMMON STOCK
CERTIFICATE NO.	SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP

UNITED COMMUNITY BANCORP

INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA

THIS CERTIFIES THAT	[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

UNITED COMMUNITY BANCORP

The shares represented by this certificate are transferable only on the stock transfer books of United Community Bancorp (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Company and any amendments thereto (copies of which are on file with the Corporate Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. This certificate is not valid until countersigned and registered by the Company’s Transfer Agent and Registrar.

The shares evidenced by this certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, UNITED COMMUNITY BANCORP has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:	[SEAL]

President and Chief Executive Officer	Corporate Secretary

The shares represented by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this Certificate may not be cumulatively voted on any matter. Pursuant to the Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions and to amend certain provisions of the Articles of Incorporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT - custodian
(Cust) (Minor)
TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act
(State)
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

                                                                                                                    shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint                                                                                                       , attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15